Exhibit 99.2

Edgewater Technology, Inc.

2017 Annual Meeting

Report of Matters Voted Upon by Stockholders

1.	The 2017 Annual Meeting of Stockholders of Edgewater Technology, Inc. (the “Company”) was held at Edgewater Technology, Inc., 200 Harvard Mill Square, Suite 210, Wakefield, Massachusetts, on June 14, 2017 commencing at 10:00 a.m. pursuant to notice properly given (the “Annual Meeting”).

2.	At the close of business on April 17, 2017, the record date for the determination of stockholders entitled to vote at the Annual Meeting, the outstanding voting securities of the Company were 13,421,289 shares of common stock, $0.01 par value. Each of the outstanding shares was entitled to one vote on the matters to come before the Annual Meeting.

3.	At the Annual Meeting 11,341,226, or 85%, of the Company’s issued and outstanding shares of common stock were represented in person or by proxy, constituting a quorum.

4.	At the Annual Meeting, each of the following nominees for director received the respective number of votes set forth opposite his or her name, constituting a plurality of the votes cast, and was duly elected as a director of the Company.

	Number of	Number of Votes	Broker
Nominee	Votes “FOR”	“WITHHELD”	Non-Votes

Stephen Bova	7,289,053	1,244,254	2,807,919
Matthew Carpenter	7,294,652	1,238,655	2,807,919
Frederick DiSanto	7,265,810	1,267,497	2,807,919
Jeffrey Rutherford	7,293,113	1,240,194	2,807,919
Timothy Whelan	6,610,139	1,923,168	2,807,919
Kurtis Wolf	7,293,663	1,239,644	2,807,919

5.	The following table states the tally of the votes cast to approve the 2017 Omnibus Plan.

Votes “FOR”	Votes “AGAINST”	Votes “ABSTAINING”	Broker Non-Votes

6,197,238	1,465,212	870,857	12,807,919

6.	The following table states the tally of the votes cast to approve (on a non-binding, advisory basis) the Company’s named executive officer compensation.

Votes “FOR”	Votes “AGAINST”	Votes “ABSTAINING”	Broker Non-Votes

7,495,605	573,770	463,932	2,807,919

7.	The following table states the tally of the votes cast to approve (on a non-binding, advisory basis) the frequency of holding an advisory vote on named executive officer compensation.

Votes “ONE YEAR”	Votes “TWO YEAR”	Votes “THREE YEAR”	Votes “ABSTAINING”	Broker Non-Votes

7,517,703	4,951	1,010,130	523	2,807,919

8.	The following table states the tally of the votes cast to ratify the appointment of BDO USA, LLP as Edgewater’s independent registered public accountants for the fiscal year ending December 31, 2017.

Votes “FOR”	Votes “AGAINST”	Votes “ABSTAINING”	Broker Non-Votes

11,161,933	170,165	9,128	0